UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
July 25, 2016

FRED'S, INC.
(Exact name of registrant as specified in its charter)

TENNESSEE	62-0634010
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Commission File Number 001-14565

4300 New Getwell Road Memphis, Tennessee 38118
(Address of Principal Executive Offices)

(901) 365-8880
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. OTHER EVENTS.

On July, 25, 2016, the Company was served with a lawsuit entitled the State of Mississippi v. Fred’s Inc., et. al., which was filed in the DeSoto County Mississippi Chancery Court.  The Complaint alleges violation of the Mississippi Medicaid Fraud Control Act, the Mississippi Consumer Protection Act, fraud and unjust enrichment.  The Company understands that the State of Mississippi has filed suits against several retail pharmacies, including Fred’s, to challenge those pharmacies’ use of a discount program for generic prescription drugs.  Specifically, the State of Mississippi alleges that Fred’s improperly reported its usual and customary price for certain generic drugs that were included in the Company’s discount program.  The Company denies any wrongdoing and intends to vigorously defend itself in the lawsuit.  The Company is not able to estimate any potential loss or range of loss in the matter at this time; however, if the State is successful in its claim, the loss may have a material adverse impact on the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 29, 2016	FRED'S, INC.
(Registrant)

/s/ Rick J. Hans
Rick J. Hans
Chief Financial Officer